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                                                                  EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS



          We consent to the incorporation by reference in the registration statement of F.N.B. Corporation on Forms S-3 (Registration Nos. 333-31909 and 333-35637) and Forms S-8 (Registration Nos. 333-00943,
          33-78114, 33-78134, 333-03489, 333-03493, 333-03495, 333-03503,
          333-01997, 333-22909 and 333-42333) of our report dated January 24,
          1997 on our audits of the consolidated financial statements of West Coast Bancorp, Inc. for the years ended December 31, 1996 and 1995, which report is included as an exhibit to F.N.B. Corporation's Annual Report on Form 10-K.





         /s/ COOPERS & LYBRAND L.L.P.
         Tampa, Florida
         March 13, 1998